UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2005

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In a current report on Form 8-K that was filed on December 20, 2005, SeraCare Life Sciences, Inc. (the “Company”) disclosed that it will not be able to timely file its annual report on Form 10-K for its fiscal year ended September 30, 2005. Accordingly, on December 21, 2005, as a result of the Company’s filing delinquency and violation of Marketplace Rule 4310(c)(14), the Company received a Staff Determination Letter from The NASDAQ Stock Market, Inc. (“NASDAQ”) indicating that the Company’s securities will be delisted from NASDAQ at the opening of business on December 30, 2005, unless the Company requests a hearing before NASDAQ’s Listing Qualifications Panel to review NASDAQ’s decision to delist the Company’s securities. The Company intends to request such a hearing. The Company’s securities will remain listed on NASDAQ pending the outcome of such hearing.

The Company was advised by NASDAQ in its December 21, 2005 letter that the Company’s trading symbol will change from “SRLS” to “SRLSE” commencing at the opening of business on December 23, 2005.

A copy of a press release with respect to the matters set forth above is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The exhibit to this current report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005	SERACARE LIFE SCIENCES, INC.

/s/ Craig A. Hooson
Craig A. Hooson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 23, 2005